Exhibit 99.9

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail CBRE ACQUISITION HOLDINGS, INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 5, 2021. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online Special Meeting, you will need your 12 digit control number to vote electronically at the Special Meeting. To attend: https://www.cstproxy.com/cbreacquisitionholdings/2021 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE IF YOU DO ARE NOT VOTING RETURN ELECTRONICALLY. THE PROXY CARD ³ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ³ CBRE ACQUISITION HOLDINGS, INC. SPECIAL MEETING OF STOCKHOLDERS December 6, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints William Concannon and Cash Smith, and each of them, as proxies, each with the power to appoint their substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of CBRE Acquisition Holdings, Inc. held of record by the undersigned at the close of business on October 27, 2021 at the Special Meeting of Stockholders of CBRE Acquisition Holdings, Inc. to be held virtually at: https://www.cstproxy.com/cbreacquisitionholdings/2021 on December 6, 2021, at 10:00 a.m., Eastern Time, or at any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 8, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. All capitalized terms not otherwise defined in this proxy card have the meanings ascribed to such terms in the the proxy statement/prospectus. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued, and to be marked, dated and signed, on the other side)

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders

Special Meeting Notice, Proxy Statement/Prospectus and 2020 Annual Report to Stockholders are available at: https://www.cstproxy.com/cbreacquisitionholdings/2021

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE PROPOSALS.

Please mark your votes like this **X**

1. The business combination proposal – To consider and vote upon a proposal to approve the business combination described in the proxy statement/prospectus, including (a) adopting the Business Combination Agreement, a copy of which is attached to the proxy statement/prospectus as Annex A, which provides for, among other things, and subject to the terms and conditions therein, a business combination between Altus and CBAH pursuant to the proposed initial merger of First Merger Sub with and into Altus, with Altus as the surviving company, and immediately thereafter, the merger of Altus with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in the proxy statement/prospectus.

FOR ☐ AGAINST ☐ ABSTAIN ☐

2. The charter proposals – To consider and vote upon proposals to approve and adopt the third amended and restated certificate of incorporation of CBAH in the form attached to the proxy statement/prospectus as Annex G. In accordance with SEC requirements, the proposals with respect to such adoption are being presented separately as follows:

2A. ***Alignment Shares*** – To approve an amendment to the certificate of incorporation to make certain changes to the number of conversion shares issued upon conversion of the Alignment Shares, including decreasing the vesting period from ten years to seven years.

FOR ☐ AGAINST ☐ ABSTAIN ☐

2B. ***Class B Director*** – To approve an amendment to the certificate of incorporation to create the Class B Director and the rights of holders of the CBAH Class B common stock to elect such director annually.

FOR ☐ AGAINST ☐ ABSTAIN ☐

2C. ***Exclusive Jurisdiction*** – To approve an amendment to the certificate of incorporation to provide that the federal district courts of the U.S. shall be the exclusive jurisdiction for the resolution of complaints alleging a violation of federal securities laws unless CBAH consents in writing to an alternative jurisdiction and to remove certain language deeming stockholders to have consented to personal jurisdiction in connection with such claims.

FOR ☐ AGAINST ☐ ABSTAIN ☐

2D. ***Charter Amendment*** – To approve and adopt the third amended and restated certificate of incorporation of CBAH in the form attached to the proxy statement/prospectus as Annex G.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3. The governance proposal – To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the third amended and restated certificate of incorporation, presented separately in accordance with SEC requirements as follows:

3A. ***Change in Authorized Shares*** – To approve an increase the total number of authorized shares of all classes of capital stock of CBAH from 261,000,000 shares to 1,000,000,000 shares, which would consist of (i) increasing the authorized CBAH Class A common stock from 250,000,000 shares to 988,591,250 shares, (ii) decreasing CBAH's authorized Class B common stock from 10,000,000 shares to 1,408,750 shares and (iii) increasing CBAH's authorized preferred stock from 1,000,000 shares to 10,000,000 shares.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3B. ***Amendments to the Certificate of Incorporation and Bylaws*** – To provide that any amendment, alteration, repeal or rescission, in whole or in part, of the provisions of the new certificate of incorporation governing amendments to the new certificate of incorporation or CBAH's bylaws, the Board, limitations on director liability or stockholder action by written consent shall require the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of CBAH Class A common stock. To further provide that any amendment to the CBAH bylaws by CBAH's stockholders shall require the affirmative vote of a majority of the CBAH Class A common stock, voting together as a single class.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3C. ***Corporate Opportunity*** – To provide that certain transactions are not "corporate opportunities" and that members of the Board who are not employees of CBAH and their respective affiliates, and any stockholder that has the right to appoint a director under the Investor Rights Agreement and such stockholder's affiliates may engage in the same or similar activities or related lines of business as those in which CBAH, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which CBAH, directly or indirectly, may engage. To further provide that CBAH will waive the obligation of certain persons to bring potential business opportunities to CBAH, except for opportunities expressly offered to such party solely in his or her capacity as a director or officer of CBAH.

FOR ☐ AGAINST ☐ ABSTAIN ☐

4. The incentive plan proposal – To consider and vote upon a proposal to approve and adopt the 2021 Omnibus Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex E; and the material terms thereunder, including the authorization of the initial share reserve thereunder.

FOR ☐ AGAINST ☐ ABSTAIN ☐

5. The ESPP proposal – To consider and vote upon a proposal to approve and adopt the 2021 Employee Stock Purchase Plan, a copy of which is attached to the proxy statement/prospectus as Annex F, and the material terms thereunder, including the authorization of the initial share reserve thereunder.

FOR ☐ AGAINST ☐ ABSTAIN ☐

6. The director election proposal – To elect seven directors to serve staggered terms on the Board until immediately following the annual meeting of CBAH stockholders for the calendar year ended December 31, 2022, 2023 and 2024, as applicable, and until their respective successors are duly elected and qualified.

6A. Sharon Daley
6B. Christine Detrick
6C. Gregg Felton
6D. Rob Horn
6E. Lars Norell
6F. Richard Peretz
6G. Sarah Coyne

FOR ALL NOMINEES ☐ AGAINST ALL NOMINEES ☐ FOR ALL NOMINEES EXCEPT ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominees on the line below.

____

7. The NYSE Proposal – To consider and vote upon a proposal to approve, for purposes of complying with the applicable provisions of Section 312.03 of the New York Stock Exchange's Listed Company Manual Rules, the issuance of (a) more than 20% of CBAH's issued and outstanding shares of common stock in connection with the Transactions, including, without limitation, the issuance of shares of CBAH Class A common stock as Merger Consideration and the PIPE Investment, and the issuance of shares of CBAH Class A common stock to a Related Party.

FOR ☐ AGAINST ☐ ABSTAIN ☐

8. Adjournment Proposal – To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the business combination proposal, the charter proposals, the governance proposal, the incentive plan proposal, the ESPP proposal, the director election proposal or the NYSE proposal.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature____________________ **Signature, if held jointly**____________________ **Date**__________**, 2021**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.